UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

VERI-TEK INTERNATIONAL, CORP.

(Exact name of registrant as specified in its charter)

Michigan	42-1628978
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

7402 W. 100th Place, Bridgeview, Illinois	60455
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, no par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

On May 27, 2008, Veri-Tek International, Corp. (the “Registrant”) filed a Certificate of Amendment to its Articles of Incorporation with the Michigan Department of Labor & Economic Growth. This Certificate of Amendment will change the Registrant’s name to “Manitex International, Inc.” effective as of May 28, 2008, the Registrant’s first trading day on the Nasdaq Capital Market. Therefore, the below description of the Registrant’s common stock will also apply to the common stock of Manitex International, Inc.

The description of the common stock, no par value, of the Registrant contained under the caption “Description of Capital Stock” in the Prospectus constituting a part of the Registration Statement on Form S-1 (File No. 333-118830) filed by the Registrant with the Securities and Exchange Commission on September 3, 2004, as amended (the “Registration Statement”), is incorporated herein by reference as are any amendments thereto or other reports filed for the purpose of updating such description.

Item 2.	Exhibits.

The following documents are filed as a part of the registration statement:

Exhibit No.	Description
3.1	Articles of Incorporation of the Registrant, as amended.
3.2	Amended and Restated Bylaws of the Registrant, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Veri-Tek International, Corp.

Date: May 27, 2008	By:	/s/ David H. Gransee
	Name:	David H. Gransee
	Title:	Vice President and Chief Financial Officer

VERI-TEK INTERNATIONAL, CORP.

REGISTRATION STATEMENT ON FORM 8-A/A

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Articles of Incorporation of Veri-Tek International, Corp., as amended (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 filed on September 3, 2004 (Registration No. 333-118830)).

3.2	Amended and Restated Bylaws of Veri-Tek International, Corp., as amended (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K filed on March 27, 2008).